Exhibit 10.8

FORM OF LOCK-UP AGREEMENT

June 19, 2026

Milestone Scientific Inc.

425 Eagle Rock Road, Ste 403

Roseland, NJ 07068

Re:	Amendment to Services Agreement effective as of April 1, 2026 with Milestone Scientific, Inc.

Ladies and Gentlemen:

The undersigned acknowledges that Milestone Scientific, Inc. (the “Company”) and the undersigned are substantially contemporaneously herewith amending certain service agreements between the Company and the undersigned or an affiliate of the undersigned (the “Service Agreements”).

The undersigned irrevocably agrees with the Company that, from June 19, 2026 until April 20, 2027 (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any common shares of the Company or securities convertible, exchangeable or exercisable into, common shares of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar relating to the transfer of the undersigned’s shares of Common Stock except in compliance with this letter agreement. The Company may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency; provided, however, that if the Company grants an early release to, or otherwise waives or terminates the restrictions applicable to other shareholders of the Company who executed lock-up agreements in form and substance substantially analogous to this letter agreement in connection with the private placement of shares and warrants recently completed by the Company such release, waiver or termination shall apply to the undersigned on identical terms and conditions on a “most favored party” basis.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this letter agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust; or

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

In addition, notwithstanding the foregoing, this letter agreement shall not restrict the delivery of common shares to the undersigned upon (i) exercise any options granted under any employee benefit plan of the Company (ii) the exercise of warrants, or (iii) the delivery of common shares to the undersigned pursuant to equity plans of the Company, deferral arrangements of the undersigned with respect to shares of the Company or the Service Agreements; provided that in each case of clause (i), (ii) or (iii), such common shares delivered to the undersigned are subject to the restrictions set forth in this letter agreement.

Notwithstanding anything contained in this letter agreement, this letter agreement shall not restrict the transfer of any of the 363,339 shares for which the legend has been removed in May 2026 that have been or are during the Restriction Period sold, hypothecated, pledged or otherwise disposed of.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Company to amend the Service Agreements and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will directly and indirectly benefit from the amendment of the Service Agreements.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person.

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This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company, if any

Address for Notice:

32 Camlet Court

Roseland, New Jersey 07068

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

Milestone Scientific, Inc.

By:
Name:	Eric Hines
Title:	President & CEO